Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces Redemption of 3.5 Million Outstanding 8.875% Series B
Cumulative Redeemable Preferred Shares

Newton, MA (January 12, 2012):  Hospitality Properties Trust (NYSE: HPT) today announced that it will redeem its 3,450,000 outstanding of 8.875% Series B Cumulative Redeemable Preferred Shares (CUSIP No.: 44106M409 and NYSE: HPT PrB) at the stated Liquidation Preference price of $25 per share plus accrued and unpaid dividends to the date of redemption.  This redemption is expected to occur on or about February 13, 2012.

Questions regarding the redemption process should be addressed to HPT’s redemption agent, Wells Fargo Bank, N.A., at 1-866-877-6331.  HPT expects to fund this redemption with cash on hand and borrowings under its revolving credit facility.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS TO REDEEM ALL OF ITS OUTSTANDING 8.875% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES. IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF SERIES B SHARES MAY NOT BE COMPLETED.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

(end)

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.